Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value of US$0.01 per share, of The Hain Celestial Group, Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 23, 2026.

Kuang Ming Investments Pte. Limited	By:	/s/ Siok Giok Ng
	Name:	Siok Giok Ng
	Title:	Director

Western Properties Pte Ltd	By:	/s/ Siok Giok Ng
	Name:	Siok Giok Ng
	Title:	Director

Far East Capital Pte Ltd	By:	/s/ Siok Giok Ng
	Name:	Siok Giok Ng
	Title:	Director

Ng Chee Tat Philip	By:	/s/ Ng Chee Tat Philip
	Name:	Ng Chee Tat Philip